                                                                    Exhibit 99.1



                     SOLECTRON CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
               (U.S. DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
                                   UNAUDITED

                                                        THREE MONTHS ENDED             TWELVE MONTHS ENDED
                                                             AUGUST 31                      AUGUST 31
                                                   ---------------------------    -----------------------------
                                                       2003          2002            2003             2002
                                                   -----------     -----------    ------------     ------------
Net sales                                          $   2,778.0(1)  $   2,928.1    $   11,014.0(1)  $   11,571.2
Cost of sales                                          2,622.2(1)      2,876.6        10,432.0(1)      11,014.7
                                                   -----------     -----------    ------------     ------------

Gross profit                                             155.8            51.5           582.0            556.5
Operating expenses:
  Selling, general and administrative                    145.1           185.2           631.5            744.9
  Research and development                                16.8            11.3            69.1             59.7
  Restructuring and impairment costs                     123.9           245.7           641.3(2)         807.1
  Goodwill impairment                                     14.7         2,500.0         1,639.2(2)       2,500.0
                                                   -----------     -----------    ------------     ------------

      Operating loss                                    (144.7)       (2,890.7)       (2,399.1)        (3,555.2)

Interest income                                            6.0            14.4            31.2             69.3
Interest expense                                         (47.2)          (66.4)         (210.3)          (241.6)
Other expense-net                                          8.0            27.1            54.3            106.4
                                                   -----------     -----------    ------------     ------------

Operating loss from continuing
 operations before income taxes                         (177.9)       (2,915.6)       (2,523.9)        (3,621.1)
Income tax expense (benefit)                              (2.6)         (258.9)          581.0           (483.0)
                                                   -----------     -----------    ------------     ------------

     Net loss from continuing operations           $    (175.3)    $  (2,656.7)   $   (3,104.9)    $   (3,138.1)

Discontinued operations:
Income (loss) from discontinued operations                (1.2)           14.5          (293.8)            43.7
Income tax expense                                         2.6             5.1            63.3             15.8
                                                   -----------     -----------    ------------     ------------
     Income (loss) on discontinued operations             (3.8)            9.4          (357.1)            27.9
                                                   -----------     -----------    ------------     ------------

     Net loss                                      $    (179.1)    $  (2,647.3)   $   (3,462.0)    $   (3,110.2)
                                                   ===========     ===========    ============     ============

Basic and diluted net loss per share:
   Continuing operations                           $     (0.21)    $     (3.22)   $      (3.75)    $      (4.02)
   Discontinued operations                               (0.01)           0.01           (0.43)            0.04
                                                   -----------     -----------    ------------     ------------
   Basic and diluted net loss per share            $     (0.22)    $     (3.21)   $      (4.18)    $      (3.98)
                                                   ===========     ===========    ============     ============

Shares used to compute basic and diluted
 net loss per share                                      829.6           824.6           827.7            780.9

(1) Net sales was reported as $2,813.9 and $11,049.9, respectively, for the three and twelve months ended August 31, 2003. Cost of sales was reported as $2,658.1 and $10,467.9, respectively for the three and twelve months ended August 31, 2003. These original amounts were reported in our earnings release dated September 25, 2003.

(2) "Restructuring and impairment costs" were reported as $348.8 and "Goodwill impairment" was reported as $1,931.7 in our earnings release dated September 25, 2003. The combined total of "Restructuring and impairment costs" and Goodwill impairment" was $2,280.5 and did not change as a result of this revision.